SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 16, 2002

                                 CELLPOINT INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          Nevada                       0-25205               52-2032380
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(State or Other Jurisdiction          (Commission         ( I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


                 3000 Hillswood Drive, Hillswood Business Park,
                       Chertsey, Surrey KT16 ORS, England
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: 011 44 1932 895 310
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           Former name or former address, if changed since last report




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Changes in Our Board of Directors

On June 16, 2002, Peter Henricsson and Lynn Duplessis resigned from our Board of Directors, and Ms. Duplessis resigned as Executive Vice President and Secretary. In addition to the resignations of Mr. Henricsson and Ms. Duplessis, the Board accepted Jan Rynning's resignation as a director. Following the resignations of Mr. Henricsson, Ms. Duplessis and Mr. Rynning, our Board elected three new directors, Carl Johan Tornell, W. Donald Lilly and Henrik Andersson. Mr. Lilly was also elected as our corporate Secretary.

Mr. Tornell was recently elected the President of CellPoint, Inc. and has been involved with us over the past year. Prior to joining CellPoint and since late 1999, he was with Tornell and Partenaris, a management consulting firm based in Brussels, Belgium, where he provided corporate advisory services to international companies.

Mr. Lilly is a retired senior partner of the law firm Lilly, Anderson, Wilson plc, with offices in Toronto, Ontario, Canada. Mr. Lilly actively practiced with this firm until September of 2001. He has been a director of several private companies in the asset management and technology industries, and continues to serve as legal counsel to selected European and North American companies. Mr. Lilly is currently a member of the Advisory Board and Nominating Committee of CellPoint.

Henrik Andersson is the founder and former President of Stockholm Bors Information (SBI), the second Swedish Stock Exchange. Mr. Andersson retired as head of the exchange in February, 2000, and has since that time been managing his property and mostly retired.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                  Not applicable.

         (b)      PRO FORMA Financial Statements

                  Not applicable.


         (c)      Exhibits

                  Not applicable.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            CELLPOINT INC.


                            By /s/ Stephen Childs
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                               Stephen Childs
                               Chief Executive Officer

Date: June 18, 2002